As filed with the Securities and Exchange Commission
                        on September 24, 1997
                                              Registration No 33-

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549
                     _________________________
                               FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     _________________________
                      GLOBAL VENTURE FUNDING, INC.
          (Exact name of registrant as specified in its charter)
                       _________________________

Colorado                                           88-0990371
(State or other jurisdiction of            (I.R.S. Identification
incorporation or organization)                 Number)
                       _________________________

                     6965 El Camino Real, Suite 105-279
                            Carlsbad, CA 92009
                              (760) 436-5485
   (Address of Registrant's principal offices, including Zipcode)
                         _________________________

  Compensation Agreements Between Registrant and Lou Pisano,
Roger K. Knight, Conrad Nagel, Silas Phillips, Jon Harvey, John
Wojewidka, Mery C. Robinson, Wade Harding, Diane M. Lalosh, Marc
L. Baker Consulting Inc., and Arrowhead Financial Group
                        (Full title of the Plan)

                            Robert C. Brehm
                   6965 El Camino Real, Suite 105-279
                           Carlsbad, CA 92009
                             (760) 436-5485
        (Name, address and telephone number of agent for service)
                            _________________________

                                   COPIES TO:
                              Diane M. Lalosh, Esq.
                       1451 Southwest Blvd., Suite 120-L
                             Rohnert Park, CA  94928
                            _________________________

               Approximate Date of Proposed Sale to the Public
         As soon as practicable after this Registration Statement

                    becomes effective.
                             _________________________

                        CALCULATION OF REGISTRATION FEE
=================================================================
Title of      Amount to be    Proposed     Proposed    Amount of
Securities    Registered     Maximum      Aggregate  Registration
to be                      Offering Price   Offering     Fee (1)
Registered                    per share      Price
Common Stock,   560,000       $1.00        $560,000     $ 169.70
$.0001 Par
Value(1)
=================================================================
(1) Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457 on the basis of the average closing bid and asked prices of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on Sept 12, 1997.


                      GLOBAL VENTURE FUNDING INC.

  CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

Form S-8 Item Number and Caption        Caption in Prospectus

1. Forepart of Registration Statement   Facing Page of Regis-
   and Outside Front Cover Page of      tration Statement and
   Prospectus                           Cover Page of Prospectus

2. Inside Front and Outside Back Cover  Inside Cover Page of
   Pages of Prospectus                  Prospectus and Outside
                                        Cover Page of Prospectus,
                                        Available Information,
                                        Reports To Shareholders

3. Summary Information, Risk Factors    Not Applicable
   and Ratio of Earnings to Fixed Charges

4. Use of Proceeds                      Not Applicable

5. Determination of Offering Price      Not Applicable

6. Dilution                             Not Applicable

7. Selling Security Holders             Sales by Selling Security
                                        Holders

8. Plan of Distribution                 Cover Page of Prospectus
                                        and Sales by Selling
                                        Security Holders

9. Description of Securities to be      Description of Securities
   Registered

10.Interests of Named Experts and       Legal Matters
   Counsel

11.Material Changes                     Not Applicable

12.Incorporation of Certain Information  Incorporation of Certain
   by Reference                          Documents by Reference

13.Disclosure of Commission Position on  Indemnification of
   Indemnification for Securities        Directors and Officers;
   Act Liabilities                       Undertakings

                          DATED: September 24, 1997
=================================================================
                                  PROSPECTUS

                         GLOBAL VENTURE FUNDING INC.

                        560,000 Shares of Common Stock

     ISSUED PURSUANT TO THE COMPENSATION AGREEMENTS WITH CERTAIN
                    CONSULTANTS AND VENDORS OF REGISTRANT

This prospectus is part of a Registration Statement which registers an aggregate of 560,000 shares of Common Stock, $.0001 par value (such shares being referred to as the "Shares"), of GLOBAL VENTURE FUNDING INC. (the "Company") which will be sold by the Company from time to time, or at any one time, in negotiated transactions as compensation in lieu of cash pursuant to Compensation Agreements with are in payment of services previously rendered, or to be rendered, from various consultants or vendors to the Company. The Company will pay the costs of registering the Shares under the Securities Act. The Company will not receive any proceeds from the sale of 560,000 of the Shares, but will benefit from the services rendered under the Compensation Agreements.

The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the Bulletin Board market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any of the proceeds from such sales. As of September 12, 1997, the Common Stock is traded through the Over The Counter Market and is quoted on the Electronic Bulletin Board under the symbol "GBVF" and the average of the bid and asked prices for the common stock was $1.00 per share. The Company's principal executive is located at 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009 (760) 436-5485.

No person has been authorized by the Company to give any information or to make any representations other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable under the terms of the Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES
IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN
OFFER IN SUCH STATE.

             The date of this Prospectus is September 23, 1997.
=================================================================
                        AVAILABLE INFORMATION
The Company is subject to the informational requirements of the Securities Exchange act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street NW, Washington D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is "http://www.sec.gov".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the resale of up to an aggregate of 560,000 shares of the Company's Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                        REPORT TO SHAREHOLDERS
The Company intends to furnish to its shareholders annual reports containing audited financial statements together with an opinion with respect thereto by its independent certified public accountants.

                  SALES BY SELLING SECURITY HOLDERS
The following table sets forth the name of the Selling Security
Holder, the
amount of shares of Common Stock to be issued to the Selling
Security
Holder, the amount of Common Stock to be owned by the Selling
Security
Holder following sale of such shares and the percentage of shares of Common
Stock to be owned by the Selling Security Holder following
completion of
such offering (based upon 833,362 common shares outstanding as of
September
12, 1997, and 1,393,362 after this offering). As soon as
reasonably
practicable, after the filing of this Registration Statement, the shares to
which this Prospectus relates will be issued by the Company from time to
time, or at any one time, as compensation pursuant to negotiated Compensation Agreements. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to shares beneficially owned. Upon issuance, all Shares will be, duly
authorized,
validly issued, fully paid and nonassessable. All Shares are not subject to
the provisions of the Employee Retirement Income Security Act of
1974 and
shall not have any restrictions on resale. See also "Description of
Securities".
=================================================================
Name of Selling   Number of Common  Shares to be  Common Shares
Percent
Security Holder    Shares Owned       Offered      to be Owned
Owned
                                                  After Offering
After
                                                       (1)
Offering

Lou Pisano            26,250          25,000         1,250
<1 %
Roger K. Knight,
  Director            63,427          25,000        38,427
2.8%
Conrad Nagel               0          10,000             0
None
Silas Phillips,
  Secretary           10,000          10,000             0
None
Jon Harvey           20,000          20,000             0
None
John Wojewidka         5,000           5,000             0
None
Mery Robinson,
  Director           275,000          25,000       250,000
17.9%
Wade Harding           5,000           5,000             0
None
Diane M. Lalosh       25,000          25,000             0
None
Marc. L. Baker
 Consulting,Inc      400,000         400,000             0
None
Arrowhead
 Financial Group      10,000          10,000             0
None
Total                                560,000
=================================================================
=====
(1) Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any one person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named have sole voting and investment power with respect to the shares of Preferred shown as beneficially owned by them.

                    DESCRIPTION OF SECURITIES
All of the 560,000 shares of Common Stock, par value of $.0001 per share
(the "Common Stock"), offered hereunder are being offered by Global Venture
Funding, Inc. As of September 12, 1997, the Common Stock is traded through the Over The Counter Market and, on this date, the average of the bid and asked prices, as quoted on the Electronic Bulletin Board, was $1.00 per share.

The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares Preferred
Stock ,
$.10 par value.

The following summary of certain terms of the Common and Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Company's Certificate of Incorporation and By-laws, which are included as exhibits to the Registration
Statement
of which this Prospectus is a part, and the provisions of applicable law.

Common Stock
As of September 12, 1997, there are 833,362 shares of Common Stock outstanding. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding Common stock, if any. Holders of Common
Stock have no right to convert their Common Stock into any other securities. The Common Stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the
Common Stock to be outstanding upon completion of this Offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock
The Board of Directors has the authority, without further action of the stockholders, to issue up to 20,000,000 shares of Preferred
Stock, $.10 par
value, as follows:

500,000 shares have been designated as Series II, and of which
22,679
shares of Series II are currently issued and remain outstanding. Each share of Series II preferred stock is entitled to preference upon liquidation of
$1.00 per share for any unconverted shares. Each Series II preferred share may be converted to Preferred stock after a specified holding period asfollows: after one year, two shares of Preferred stock; after two years, five shares of Preferred stock; after three years, ten shares of Preferred stock. In November 1996, the Board of Directors changed the conversion schedule as follows: Commencing January 1, 1997, each shareholder shall be entitled to convert 250 shares (or 5%) of each 5,000 share unit to 2,500 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series II Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

500,000 shares have been designated as Series B, and of which 19,224 shares of Series B are currently issued and remain outstanding. Each share of
Series B preferred stock is entitled to preference upon liquidation of
$1.00 per share for any unconverted shares. Each Series B preferred share may be converted to Preferred stock after a specified holding period as follows: after one year, two shares of Preferred stock; after two years, five shares of Preferred stock. In November 1996, the Board of Directors changed the conversion schedule as follows:

Commencing January 1, 1997, each shareholder shall be entitled to convert
250 shares (or 5%) of each 5,000 share unit to 1,250 shares of common stock. The shareholder shall be entitled to convert the balance of each unit of Series B Preferred shares at the conversion rate of 475 shares of each unit during each six-month period thereafter beginning July 1, 1997.

50,000 shares have been designated as Series C, and of which 3,165 shares of Series C are currently issued. Each share of Series C preferred stock is entitled to preference upon liquidation of $100 per share for any unconverted shares, and the liquidation preference is junior only to that of all previously issued preferred shares. Each Series C preferred share may be converted to 100 shares of Preferred stock after a specified holding period of one year.

50,000 shares have been designated as Series D, and of which 6,613 shares of Series D are currently issued and remain outstanding. The Series D preferred stock carries no liquidation preferences and is subject to forfeiture prior to conversion. Each Series D preferred share may be converted to 100 shares of Preferred stock after a specified holding period of one year.

The Company has reserved 17,500,000 shares of its $.0001 par value Common stock for conversion of Preferred stock and exercise of stock options.

The Board of Directors of the Company has authority to issue all or a portion of the authorized but unissued preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series. The issuance of
Preferred Stock could adversely affect the voting power of holders of
Preferred Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

Trading Status
The Company is quoted on the Over The Counter Bulletin Board and trades under the symbol "GBVF".

Transfer Agent
The Transfer Agent for the shares of Common Stock is Corporate
Stock
Transfer, Inc., 370 17th Street, Suite 2350, Denver, CO  80202
(303)
595-3300.

                           LEGAL MATTERS
Certain legal matters in connection with the securities being offered hereby were reviewed for the Company by Diane M. Lalosh, 1451
Southwest
Blvd., #120-L, Rohnert Park, CA 94928. Diane M. Lalosh is a beneficial owner of the Company's common and preferred stock.

                              PART II
Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and
Exchange Commission are incorporated herein by reference and made a part hereof:
a. The Company's Annual Report on Form 10-KSB filed for the year ended
September 30, 1996 and the Company's quarterly reports on Form 10-QSB for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997;
Current Reports on Form 8-K dated September 18, 1997, August 18,
1997,
April 25, 1997, and November 18, 1996; and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1996. In addition, a registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on November 20, 1996 under SEC File
No. 333-16467. An addition registration statement on Form S-8, respecting the registration of shares of the common stock of the Company issued under the employee benefit plans named on the front cover page of the registration statement was filed with the Securities and Exchange Commission on January 16, 1997 under SEC File No. 333-19881.

b. All reports and documents filed by the Company pursuant to Sections 13,
14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.
Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all the documents referred to above which have been or may be incorporated in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, 6965 El Camino
Real, Suite 105-279, Carlsbad, CA 92009, (760) 436-5485.

Item 4. Description of Securities

The class of securities to be offered is registered under section
12(g) of
the Securities Exchange Act of 1934, as amended. A description of the
Registrant's securities is set forth in the Prospectus incorporated as part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

None.

Item 6. Indemnification of Officers and Directors

The Company's Bylaws and the Colorado General Corporation Law provide for indemnification of directors and officers against certain liabilities.
Officers and Directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful. The Company's Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages of the
Company or its shareholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve misconduct or a knowing violation of law;
(iii) for
the lawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. Exemption from Registration Claimed

Inasmuch as the Consultants and vendors who received the Shares of the
Registrant were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transactions were undertaken in reliance on the exemption from registration provided by
Section 4(2) of the Act.

Item 8. Exhibits

Exhibit #  Description
   5 Opinion of Diane M. Lalosh, consent included, relating to the issuance of the shares of securities pursuant to the Compensation
           Agreements.
23.1       Consent of Diane M. Lalosh.
23.2       Consent of Independent Auditors, Bradshaw, Smith &
           Company, Las Vegas, Nevada
99.1       Compensation Agreement with Lou Pisano
99.2       Compensation Agreement with Roger K. Knight
99.3       Compensation Agreement with Conrad Nagel
99.4       Compensation Agreement with Silas Phillips
99.5       Compensation Agreement with Jon Harvey
99.6       Compensation Agreement with John Wojewidka
99.7       Compensation Agreement with Mery Robinson
99.8       Compensation Agreement with Wade Harding
99.9       Compensation Agreement with Diane M. Lalosh
99.10      Compensation Agreement with Marc L. Baker Consulting,
Inc.
99.11      Compensation Agreement with Arrowhead Financial Group

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
  (i) To include any prospectus required by section 10(a)(3) of the
Securities Act of 1933;

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of
1934, as
amended, that are incorporated by reference in the registration statement.

(2) That for the purpose of determining the liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining the liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offeringthereof.

(c) Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended the
Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of
Carlsbad, CA on September 24, 1997.


                                        GLOBAL VENTURE FUNDING,
INC.



                                     By:   /s/ Robert C.Brehm
                                     Robert C. Brehm, President

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities indicated on September 24, 1997 have signed the registration statement below


_/s/ Robert C. Brehm________                      President and
Director
Robert C. Brehm


_/s/ Roger K. Knight________                      Director
Roger K. Knight


_/s/ Mery Robinson__________                      Director
Mery Robinson

Being all the members of the Registrant's Board of Directors
================================================================
                                EXHIBIT 5

                 Opinion of Diane M. Lalosh relating to
       issuance of shares of securities pursuant to the above
                       Compensation Agreements


                      Law Offices of Diane M. Lalosh
                       1451 Southwest Blvd., #120-L
                         Rohnert Park, CA  94928



                             September 23, 1997

Securities and Exchange Commission
450 Fifth Street, NW Judiciary Plaza
Washington, DC  20549

RE: GLOBAL VENTURE FUNDING INC.

Ladies and Gentlemen:

This office represents GLOBAL VENTURE FUNDING, INC., a Colorado corporation (the "Registrant") in connection with the Registrant's
Registration Statement on Form S-8 under the Securities Act of
1933 (the
"Registration Statement"), which relates to the registration of a total of
560,000 shares of the Registrant's Common Stock issuable pursuant to
"Compensation Agreements Between Registrant and Lou Pisano, Roger
K.
Knight, Conrad Nagel, Silas Phillips, Jon Harvey, John Wojewidka,
Mery C.
Robinson, Wade Harding, Diane M. Lalosh, Marc L. Baker Consulting Inc., and Arrowhead Financial Group" for performance of certain consulting and management services (the "Registered Securities"). In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

Based on the foregoing, it is my opinion the Registered
Securities, when
sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

I acknowledge that I am referred to under the heading "Legal
Matters" in
the Prospectus which is part of the Registrant's Form S-8
Registration
Statement relating to the Registered Securities, and I hereby consent to
such use of my name in such Registration Statement and to the filing of
this opinion as Exhibit 5 to the Registration Statement and with such state
regulatory agencies in such states as may require such filing in connection
with the registration of the Registered Securities for offer and sale in
such states.
                                    /s/ DIANE M. LALOSH
===============================================================
                                 EXHIBIT 23.1

                    Consent of Diane M. Lalosh relating to
          the issuance of shares of securities pursuant to the above
                       Management Consulting Agreement

                        CONSENT OF DIANE M. LALOSH

I hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-8 of my opinion dated September
23, 1997
relating to the registration of the Securities as therein defined, of
GLOBAL VENTURE FUNDING INC., a Colorado corporation, which is attached as
Exhibit 5 therein.

September 23, 1997


                              /s/ DIANE M. LALOSH
===============================================================
                                 EXHIBIT 23.2

             Consent of accountant, Bradshaw, Smith & Company relating to their Independent Auditors Report incorporated by reference to the September 30, 1996 10-KSB filed with the
                       Securities and Exchange Commission

________________________________________________________________

                        CONSENT OF BRADSHAW, SMITH & COMPANY

The Board of Directors
Global Venture Funding, Inc.

We consent to incorporation by reference in the registration statement titled "Compensation Agreements Between Registrant and Lou Pisano, Roger K. Knight, Conrad Nagel, Silas Phillips, Jon Harvey, John Wojewidka, Mery C. Robinson, Wade Harding, Diane Lalosh, Marc L. Baker Consulting Inc., and Arrowhead Financial Group" on Form S-8 of Global Venture Funding, Inc of our report dated October 23, 1996, relating to the balance sheet of Global Venture Funding, Inc. as of September 30, 1996, and the related statements of operations, changes in stockholders deficit, and cash flows for the year then ended, which report appears in the September 30, 1996 annual report on Form 10-KSB of Global Venture Funding, Inc.

Las Vegas, Nevada
September 24, 1997

                              /s/ BRADSHAW, SMITH & COMPANY
=================================================================
======
                                 EXHIBIT 99.1
                   COMPENSATION AGREEMENT WITH LOU PISANO
                   CONSULTING SERVICES AGREEMENT BETWEEN
                        GLOBAL VENTURE FUNDING, INC.
                                    AND
                                 LOU PISANO

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of Colorado with a place of business at 6965 El Camino
Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as
"Global"), and Lou Pisano, an individual, with a place of business at
612 Brecknock, Exton, PA 19341 (hereinafter referred to as "Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
  (i) Advice and counsel with respect to business development and marketing plans;
 (ii) Assistance in the development of investor relations plans;
(iii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
 (iv) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through July 15, 1998 by initially delivering Twenty Five Thousand (25,000) shares of Common Stock of Global, par value $.0001 per share) (the "Shares") in lieu of any cash payment for the Services. The
Shares shall be free and clear of all liens and shall be registered by
Global, at its expense, with the Securities and Exchange
Commission on
Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse Consultant for reasonable out-of-pocket expenses actually incurred by Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on July 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

7. MISCELLANEOUS-
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its Board of Directors of their responsibility for any control of the conduct of the affairs of Global.

c. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understanding, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above
written.
     LOU PISANO                         GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Lou Pisano                   By:    /s/ Robert C. Brehm
-----------------------
--------------------------------
      Lou Pisano                              Robert C. Brehm
                                       President and Chief
Executive
                                                  Officer
=================================================================
======
                             EXHIBIT 99.2
                 COMPENSATION AGREEMENT WITH ROGER K. KNIGHT
                   CONSULTING SERVICES AGREEMENT BETWEEN
                       GLOBAL VENTURE FUNDING, INC.
                                   AND
                              ROGER K. KNIGHT

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of Colorado with a place of business at 6965 El Camino
Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as
"Global"), and Roger K. Knight, an individual, with a place of business at 2312 Echo Mesa Drive, Las Vegas, NV 89134 (hereinafter referred to as
"Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:

(i) Advice and counsel with respect to business development and marketing plans;
(ii) Assistance in the development of public relations plans and media relations;
(iii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iv) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.
2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through July 15, 1998 by initially delivering Twenty Five Thousand (25,000) shares of Common Stock of Global, par value $.0001 per share) (the "Shares") in lieu of any cash payment for the Services. The
Shares shall be free and clear of all liens and shall be registered by
Global, at its expense, with the Securities and Exchange
Commission on
Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse Consultant for reasonable out-of-pocket expenses actually incurred by Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on July 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

8. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

d. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

     ROGER K. KNIGHT                     GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Roger K. Knight               By:    /s/ Robert C.
Brehm
   ------------------------
------------------------------
         Roger K. Knight                     Robert C. Brehm
                                        President and Chief
Executive
                                            Officer
=================================================================
=====
                             EXHIBIT 99.3
                   COMPENSATION AGREEMENT WITH CONRAD NAGEL
                    CONSULTING SERVICES AGREEMENT BETWEEN
                         GLOBAL VENTURE FUNDING, INC.
                                     AND
                                 CONRAD NAGEL

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of Colorado with a place of business at 6965 El Camino
Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as
"Global"), and Conrad Nagel, an individual, with a place of business at
2312 Echo Mesa Drive, Las Vegas, NV 89134 (hereinafter referred to as
"Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:

(i) Advice and counsel with respect to business development and marketing plans, financial accounting, CPA interface and liaison, and accounts payable negotiation;
(ii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iii) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through January 15, 1998 by initially delivering Ten Thousand
(10,000) shares of Common Stock of Global, par value $.0001 per share)
(the "Shares") in lieu of any cash payment for the Services. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse
Consultant for reasonable out-of-pocket expenses actually incurred by
Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on January 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

9. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

e. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

     CONRAD NAGEL                     GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Conrad Nagel                By:    /s/ Robert C. Brehm
   ------------------------
-----------------------------
         Conrad Nagel                     Robert C. Brehm
                                      President and Chief
Executive
                                              Officer
=================================================================
=====
                             EXHIBIT 99.4
                 COMPENSATION AGREEMENT WITH SILAS PHILLIPS
                   CONSULTING SERVICES AGREEMENT BETWEEN
                       GLOBAL VENTURE FUNDING, INC.
                                   AND
                               SILAS PHILLIPS

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of California with a place of business at 6965 El
Camino Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as "Global"), and Silas Phillips, an individual, with a place of business at 2312 Echo Mesa Drive, Las Vegas, NV 89134 (hereinafter referred to as "Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
(i) Advice and counsel with respect to business development, marketing plans, investor relations, transfer agent relations and corporate records;
(ii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iii) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through January 15, 1998 by initially delivering Ten Thousand
(10,000) shares of Common Stock of Global, par value $.0001 per share)
(the "Shares") in lieu of any cash payment for the Services. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse
Consultant for reasonable out-of-pocket expenses actually incurred by
Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on January 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

10. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

f. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

    SILAS PHILLIPS                    GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Silas Phillips              By:    /s/ Robert C. Brehm
   ------------------------
-----------------------------
         Silas Phillips                   Robert C. Brehm
                                      President and Chief
Executive
                                             Officer
=================================================================
=====
                              EXHIBIT 99.5
                 COMPENSATION AGREEMENT WITH Jon HARVEY
                  CONSULTING SERVICES AGREEMENT BETWEEN
                      GLOBAL VENTURE FUNDING, INC.
                                  AND
                              Jon HARVEY

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of California with a place of business at 6965 El
Camino Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as "Global"), and Jon Harvey, an individual, with a place of business at 1618 Lanquist Drive, Encinitas, CA 92024 (hereinafter referred to as
"Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
(i) Advice and counsel with respect to business development and marketing plans;
(ii) Assistance in the development of financial institution relations plans, and investment banking contacts that support Global's business and growth;
(iii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iv) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through July 15, 1998 by initially delivering Twenty Thousand
(20,000) shares of Common Stock of Global, par value $.0001 per share)
(the "Shares") in lieu of any cash payment for the Services. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse
Consultant for reasonable out-of-pocket expenses actually incurred by
Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on July 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.6

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

11. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

g. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above
written.
     Jon HARVEY                           GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Jon Harvey                       By: /s/ Robert C.
Brehm
   ------------------------
-------------------------------
         Jon Harvey                             Robert C. Brehm
                                         President and Chief
Executive
                                                  Officer
=================================================================
======
                               EXHIBIT 99.6
                    COMPENSATION AGREEMENT WITH JOHN WOJEWIDKA
                       CONSULTING SERVICES AGREEMENT BETWEEN
                           GLOBAL VENTURE FUNDING, INC.
                                       AND
                                 JOHN WOJEWIDKA

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of California with a place of business at 6965 El
Camino Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as "Global"), and John Wojewidka, an individual, with a place of business at 50 Sandringham Road, Piedmont, CA 94611 (hereinafter referred to as "Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
(i) Advice and counsel with respect to World Wide Web Site development and creative support services;
(ii) Assistance in the development of Internet marketing programs;
(iii) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through December 15, 1997 by initially delivering Five Thousand
(5,000) shares of Common Stock of Global, par value $.0001 per share)
(the "Shares") in lieu of any cash payment for the Services. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse
Consultant for reasonable out-of-pocket expenses actually incurred by
Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on December 15, 1997, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

12. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

h. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

     JOHN WOJEWIDKA                        GLOBAL VENTURE
FUNDING, INC.

By:   /s/ John Wojewidka                    By:  /s/ Robert C.
Brehm
   ------------------------
--------------------------
         John Wojewidka                        Robert C. Brehm
                                           President and Chief
Executive
                                                  Officer
=================================================================
======
                             EXHIBIT 99.7
                    COMPENSATION AGREEMENT WITH MERY ROBINSON
                      CONSULTING SERVICES AGREEMENT BETWEEN
                          GLOBAL VENTURE FUNDING, INC.
                                      AND
                                  MERY ROBINSON

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of California with a place of business at 6965 El
Camino Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as "Global"), and Mery Robinson, an individual, with a place of business at 4106 Lemnos, Ocean Hills, CA 92056 (hereinafter referred to as "Consultant"). In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
(i) Advice and counsel with respect to business development and marketing plans;
(ii) Assistance in the development of investor relations programs, and technical advisory services;
(iii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iv) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through January 15, 1998 by initially delivering Twenty five
Thousand (25,000) shares of Common Stock of Global, par value
$.0001 per
share) (the "Shares") in lieu of any cash payment for the Services. The
Shares shall be free and clear of all liens and shall be registered by
Global, at its expense, with the Securities and Exchange
Commission on
Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse Consultant for reasonable out-of-pocket expenses actually incurred by Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on January 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

13. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

i. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

     MERY ROBINSON                       GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Mery Robinson                  By:    /s/ Robert C.
Brehm
   ------------------------
----------------------------
         Mery Robinson                       Robert C. Brehm
                                         President and Chief
Executive
                                                  Officer
=================================================================
======
                            EXHIBIT 99.8
                COMPENSATION AGREEMENT WITH WADE HARDING
                  CONSULTING SERVICES AGREEMENT BETWEEN
                       GLOBAL VENTURE FUNDING, INC.
                                   AND
                               WADE HARDING

THIS CONSULTING SERVICES AGREEMENT (hereinafter referred to as the
"Agreement") effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc., a corporation organized under the laws of the state of California with a place of business at 6965 El
Camino Real, Suite 105-279, Carlsbad, CA 92009 (hereinafter referred to as "Global"), and Wade Harding, an individual, with a place of business at 3510 E. Hampton Avenue, #116, Mesa, AZ 85204 (hereinafter referred to as "Consultant").
In consideration of the promises and mutual covenants contained herein and on the terms and conditions hereinafter set forth, it is agreed as follows:

1. PROVISION OF SERVICES - Consultant shall provide to Global the following services:
(a) To the extent reasonably required in the conduct of the business of
Global, to place at the disposal of Global his judgment and to provide business development services to Global, including, but not limited to:
(i) Advice and counsel with respect to World Wide Web Site development and Internet marketing plans;
(ii) Advice with respect to short and long term strategic business plans, strategic alliances and potential acquisitions and/or joint ventures; and
(iii) Other related services deemed necessary and requested by Global
(collectively, the "Services").

(b) Consultant agrees to use his best efforts in the furnishing of the
Services and for this purpose Consultant shall at all times maintain or keep available an adequate organization of personnel or a network of outside professionals for the performance of its obligations under this
Agreement.

2. COMPENSATION - (a) Global agrees and shall compensate Consultant in consideration of his performance of the Services hereunder for the period through February 15, 1998 by initially delivering Five Thousand
(5,000) shares of Common Stock of Global, par value $.0001 per share)
(the "Shares") in lieu of any cash payment for the Services. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and Exchange Commission on Form S-8 as soon as practicable after the date hereof. Additional compensation, if any, in cash or stock, will be issued, as needed and mutually agreed upon by both Global and Consultant. (b) In addition to the compensation set forth in paragraph 2(a) above, the Company agrees to reimburse
Consultant for reasonable out-of-pocket expenses actually incurred by
Consultant in the performance of the Services and pre-approved in advance in writing by Global.

3. TERM & TERMINATION - This Agreement shall enter into force and effect at the date first written above and shall remain in force and effect for a period ending on February 15, 1998, unless earlier terminated by either party, for cause or convenience.

4. CONFIDENTIALITY OF INFORMATION AND DOCUMENTS - In the event that
Global shall submit information and/or documents to Consultant in order to permit him to perform the Services required under this Agreement,
Consultant shall keep such information and/or documents in the strictest confidence using the same degree of care that Consultant uses in safeguarding his own confidential information both during and after the completion of the services under this Agreement and for a period of ten
(10) years after completion of the Services, unless it shall receive from Global the consent of Global in writing to disclose it. However, nothing herein shall be interpreted as preventing Consultant from disclosing and/or using said information or documents which (i) are already rightfully in the possession of Consultant without obligation of confidence, but were not obtained directly or indirectly from Global or its affiliates; or (ii) are independently developed by Consultant not as part of the Services rendered or called for under the terms of this
Agreement; or (iii) are or become available to the general public without breach of this Agreement; or (iv) are rightfully received by
Consultant from a third party who is not under obligation of confidence, but who did not obtain them directly or indirectly from Global or its affiliates; or (v) are required to be disclosed pursuant to law or court order, or as may be authorized by Global.

5. LIABILITY OF CONSULTANT - In furnishing Global with the Services provided herein, neither Consultant nor any officer, director or agent thereof shall be liable to Global or its creditors for errors of judgment or for any matters, except for willful malfeasance, bad faith or gross negligence in the performance of the Services or the reckless disregard of its obligations and duties under the terms of this Agreement. It is further agreed and understood that Consultant may rely upon information furnished to it by Global which Consultant reasonably believes to be accurate and reliable and that, except as provided herein, Consultant shall not be accountable for any loss suffered by
Global by the reason of Global's action or non-action on the basis of any advice, recommendation or approval of Consultant, its partners, officers, directors, employees or agents, except as provided above.

6. INDEPENDENT CONTRACTOR - Execution of this Agreement in no way creates, nor shall this Agreement be interpreted or construed as creating, an employment, agency, partnership or joint venture relationship between Global and Consultant and it is understood Consultant will be acting as an independent contractor.

14. MISCELLANEOUS -
a. OTHER ACTIVITIES OF CONSULTANT. Global recognizes that Consultant now renders and may continue to render management and other advisory services to other companies which may or may not have policies and conduct activities similar to those of Global. Consultant shall be free to render such advice and other services and Global hereby consents thereto. Consultant shall not be required to devote its full time and attention to the performance of the Services hereunder to Global, but shall only devote so much of its time and attention as Global and Consultant mutually deem reasonable and necessary for such Services.

b. CONTROL. Nothing contained herein shall be deemed to require Global to take any action contrary to its Certificate of Incorporation or by-laws, or any applicable statute or regulation, or to deprive its
Board of Directors of their responsibility for any control of the conduct or the affairs of Global.

j. This Agreement shall constitute the entire agreement between Global and Consultant relating to the Services to be performed, and no representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force or effect. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by both Global and Consultant. This
Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

d. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

e. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitle to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

     WADE HARDING                     GLOBAL VENTURE FUNDING,
INC.

By:   /s/ Wade Harding                By:    /s/ Robert C. Brehm
   ------------------------
------------------------------
         Wade Harding                         Robert C. Brehm
                                      President and Chief
Executive
                                                  Officer
=================================================================
====
                          EXHIBIT 99.9
             COMPENSATION AGREEMENT WITH DIANE LALOSH
        DEBT CONVERSION TO COMMON STOCK AGREEMENT BETWEEN
                   GLOBAL VENTURE FUNDING, INC.
                                 AND
                            DIANE M. LALOSH

THIS DEBT CONVERSION AGREEMENT (hereinafter referred to as the "Agreement"),effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc.. a corporation organized under the
laws of the state of Colorado with a place of business at 6965 El
Camino
Real, Suite 105-279, Carlsbad, CA 92009, (hereinafter referred to as
"Global"), and Diane M. Lalosh, an individual, with a place of business
at 1451 Southwest Blvd., Suite 120-L, Rohnert Park, California
94928
(hereinafter referred to as "Lalosh").

In consideration of services already provided by Lalosh for Global, specifically identified by Lalosh invoice for $31,715.71 dated August 1,
1997, Global and Lalosh agree to the following:
1. Convert $25,000 of the Lalosh invoice dated August 1, 1997 into the equivalent value of Common Stock of Global in lieu of a cash payment.
Global agrees to issue 25,000 (Twenty-five Thousand) shares of Global
Common Stock par value $.0001, for purposes of this agreement valued at
$1.00 per share. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and
Exchange Commission on Form S-8 as soon as practicable after the date hereof.
2. Global also agrees to reimburse in cash any shortfall in the value of the Common Stock in the event that the closing bid price of the stock does not meet or exceed $1.00 per share on the close of the 20th business day after the execution of this agreement. In the event the closing bid price is greater than $1.00, Lalosh agrees to credit the excess to any remaining balance due on the August 1, 1997 invoice.
3. This agreement shall be governed by, and construed in accordance with, the law of the State of California.
3. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

DIANE M. LALOSH                        GLOBAL VENTURE FUNDING,
INC.


By:  /s/ Diane M. Lalosh                By:  /s/ Robert C. Brehm
  ------------------------
-----------------------------
     Diane Lalosh                               Robert C. Brehm
     An individual                      President and Chief
Executive
                                                 Officer
=================================================================
======
                               EXHIBIT 99.10
         COMPENSATION AGREEMENT WITH MARC. L. BAKER CONSULTING,
INC.
                      Management Consulting Agreement
                                  with
                      Marc L. Baker Consulting, Inc.

This Consulting Agreement, made as of September 14, 1997, by and between
Global Venture Funding, Inc., 6965 El Camino Real, Suite 105-279, Carlsbad, CA 92009, hereinafter referred to as the "COMPANY" and Marc L.
Baker Consulting Inc., 2966 NW 91st Ave., Coral Springs, FL
33065,
hereinafter referred to as "CONSULTANT".

                                 PREAMBLE
WHEREAS, the COMPANY desires to retain the CONSULTANT'S services on an ongoing basis and has requested that the CONSULTANT include the COMPANY within its selected and limited group of clients; and, WHEREAS, the CONSULTANT is agreeable to such arrangement, subject to the following terms and conditions:
NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants, the parties have agreed as follows:
1. APPOINTMENT.
The COMPANY hereby appoints CONSULTANT as one of its financial and strategic advisors and hereby retains CONSULTANT, pursuant to the terms and conditions of this Agreement (the "Consulting Agreement"). CONSULTANT accepts such appointment and agrees to perform the services pursuant to the terms and conditions of this Agreement
2. TERM.
The term of this Agreement shall begin on the date specified above and terminate 10 months thereafter.
3. DUTIES OF CONSULTANT
(a) CONSULTANT shall act, generally, as both financial and public relations counsel, essentially acting as the following:
(1) as liaison between COMPANY and its shareholders;
(2) as an advisor to the COMPANY with respect to communications and information (e.g.,, interviews, press releases, shareholder reports, etc.,) as well as planning, designing, developing, organizing, writing and distributing such communications and information.
(3) the implementation of short range and long term strategic planning to fully develop and enhance Company's assets, resources, products and services.
(4) advise and recommend to COMPANY additional services and products that may be provided by COMPANY to prospective customers.

(b) To the extent requested by COMPANY, CONSULTANT shall assist in establishing, and advising the COMPANY with respect to:
(1) shareholder meetings;
(2) interviews of COMPANY officers by the financial media; and
(3) interviews of COMPANY officers by analysts, market makers, broker-dealers, and other members of the financial community.

(c) Specifically, CONSULTANT shall seek to make the COMPANY, its management, its products, and its financial situation and prospects, known to the financial press and publications, broker dealers, mutual funds, institutional investors, market makers, analysts, investment advisors, shareholders and other members at the financial community, as well as the financial media and the public generally.

(d) CONSULTANT makes no guarantees, representations or warranties as to the particular results from CONSULTANT'S financial and public relations services and the responses and timeliness of action by the stockholder and stock brokerage community.

4. DUTIES OF COMPANY.
(a) On a regular and timely basis, COMPANY shall supply
CONSULTANT with
all approved data and information about the COMPANY, its management, its products, and its operations and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information supplied to CONSULTANT.

(b) COMPANY shall use its best efforts to promptly supply
CONSULTANT
with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT assistance and also with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/services brochures, sales materials, etc.

(c) COMPANY understands that the accuracy and completeness of any document prepared by CONSULTANT is dependent upon COMPANY'S alertness to assure CONSULTANT that such document contains all material facts which might be important and that all such documents must not contain any misrepresentation of a material fact nor omit information necessary to make the statements therein not misleading. To that end, COMPANY agrees to review, and to confirm to CONSULTANT in writing that they have reviewed all materials for their accuracy and completeness prior to any use thereof. COMPANY also acknowledges that this responsibility continues in the event the materials become deficient in this regard.

5. REPRESENTATION AND INDEMNIFICATION
(a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material, information, and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

(b) CONSULTANT, in the absence of notice in writing from COMPANY, may rely on the continuing occurrence of material, information, and data supplied by the COMPANY.

(c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold
CONSULTANT harmless from any claims, demands, suits, loss, damages, including legal fees and expenses arising out of CONSULTANT'S reliance upon the occurrence and continuing accuracy of such facts, material, information and data, if and only if the facts, material, information and data was supplied to CONSULTANT by COMPANY.

(d) COMPANY agrees to indemnify and hold CONSULTANT harmless from any and all losses, claims, damages, liabilities, costs or expenses, including reasonable attorney's fees, (collectively the "liabilities"), joint and several, arising out of the performance of this Consulting
Agreement, whether or not CONSULTANT is a party to such dispute. This indemnity shall not apply, however, and CONSULTANT shall indemnify and hold COMPANY, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that CONSULTANT engaged in gross recklessness and willful misconduct in the performance of services hereunder which gave rise to the losses, claim, damages, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provisions of this Consulting Agreement shall apply and COMPANY shall perform its obligations hereunder to reimburse CONSULTANT for its expenses). The provisions of this paragraph 5 shall survive the termination and expiration of this Consulting Agreement.

6. COMPENSATION.
As compensation for its services hereunder, CONSULTANT shall be issued
400,000 shares of COMMON Stock, $.0001 par value (the "Shares"), of the
Company per an SEC S-8 agreement Such stock will be valued at $1.00 per share for a total of $400,000.

7. EXPENSES
CONSULTANT shall be entitled to reimbursement by COMPANY of such reasonable out-of-pocket expenses as CONSULTANT may incur in performing services under the Consulting Agreement. Said reimbursements shall be made within ten (10) days after submission to COMPANY. Any significant expenses (over $500 each) shall be approved in advance by COMPANY.

8. REGISTRATION
COMPANY agrees to provide CONSULTANT with registration rights at COMPANY's cost and expense and include the underlying shares of Common
Stock in a registration statement on Form S-8 to be filed by COMPANY with the Securities and Exchange Commission within the proximate future.

9. RELATIONSHIP OF PARTIES
CONSULTANT is an independent contractor, responsible for compensation of its agents, employees and representatives. as well as all applicable withholding therefrom and taxes thereon (including unemployment compensation) and all workmen's compensation insurance. This Agreement does not establish any partnership, joint venture, or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

10. CONFIDENTIALITY
CONSULTANT will not disclose to any other person, firm or corporation during the term of this Agreement, any trade secrets or other information designated as confidential by COMPANY, which is acquired by
CONSULTANT in the course of performing services hereunder. Any financial advice rendered by CONSULTANT pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of CONSULTANT.

11. ATTORNEY FEES
Should either party default in the terms or conditions of this Agreement and suit be filed as a result at such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

12. WAIVER OF BREACH.
The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. GOVERNING LAW.
This agreement shall be construed according to the laws of California.

14. NOTICES.
Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the principal office at the party being notified or by fax, at the aforementioned addresses.

15. ENTIRE AGREEMENT.
This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. If any provision of this Agreement is declared void, each provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect. A facsimile signature shall be as binding as an original signature.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

GLOBAL VENTURE FUNDING, INC.           MARC L. BAKER, CONSULTING,
INC.


BY /s/ Robert C. Brehm                    BY: /s/ Marc L. Baker
Robert C. Brehm, President                 Marc L. Baker,
President
=================================================================
=======
                            EXHIBIT 99.11
            COMPENSATION AGREEMENT WITH ARROWHEAD FINANCIAL GROUP
              DEBT CONVERSION TO COMMON STOCK AGREEMENT BETWEEN
                       GLOBAL VENTURE FUNDING, INC.
                                   AND
                         ARROWHEAD FINANCIAL GROUP

THIS DEBT CONVERSION AGREEMENT (hereinafter referred to as the "Agreement"),effective as of the 15th day of September, 1997 by and between Global Venture Funding, Inc.. a corporation organized under the
laws of the state of Colorado with a place of business at 6965 El
Camino
Real, Suite 105-279, Carlsbad, CA 92009, (hereinafter referred to as
"Global"), and Arrowhead Financial Group, with a place of
business at
6755 Shoup Road, Suite 31, Colorado Springs, CO 80908 (hereinafter referred to as "Arrowhead").

In consideration of services already to be provided by Arrowhead for
Global, specifically identified by Arrowhead invoice for $10,000 dated
August 11, 1997, Global and Arrowhead agree to the following:

1. Convert $10,000 of the Arrowhead invoice dated August 1, 1997 into the equivalent value of Common Stock of Global in lieu of a cash payment. Global agrees to issue 10,000 (Ten Thousand) shares of Global
Common Stock par value $.0001, for purposes of this agreement valued at
$1.00 per share. The Shares shall be free and clear of all liens and shall be registered by Global, at its expense, with the Securities and
Exchange Commission on Form S-8 as soon as practicable after the date hereof.

2. This agreement shall be governed by, and construed in accordance with, the law of the State of California.

3. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable attorney's fees and costs incurred in such litigation, in both the trial and in the appellate courts

IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have signed this Agreement as of the date first above written.

ARROWHEAD FINANCIAL GROUP                   GLOBAL VENTURE
FUNDING, INC.

By:  /s/ Mike S. Hall                        By:  /s/ Robert C.
Brehm
   ---------------------------
----------------------------
     Mike S. Hall                               Robert C. Brehm
     An individual for                     President and Chief
Executive
     Arrowhead Financial Group                        Officer